Exhibit 99

Marriott International, Inc. Corporate Headquarters

NEWS

CONTACT:	Tom Marder	Betsy Dahm
	Corporate Relations	Investor Relations
	(301) 380-2553	(301) 380-3372
	thomas.marder@marriott.com	betsy.dahm@marriott.com

MARRIOTT INTERNATIONAL SUBSIDIARY FILES SEC FORM 10 FOR PLANNED SPIN-OFF BY YEAR-END OF VACATION CLUB BUSINESS

BETHESDA, MD, June 28, 2011 — Marriott International, Inc. (NYSE: MAR) marked progress today toward the planned spin-off by year-end of its vacation club business into a separate publicly traded company, announcing that its subsidiary, Marriott Vacations Worldwide Corporation, the new corporate name for the vacation club business upon spin-off, has filed an initial Form 10 Registration Statement (“Form 10”) with the U.S. Securities and Exchange Commission.

Stephen Weisz, president and chief executive officer of Marriott Vacations Worldwide Corporation, said, “Our filing today is an important step toward our spin-off, as we continue to be on track to launch our new company by year-end 2011. With the spin-off of Marriott Vacations Worldwide, we look forward to tremendous opportunities to build our vacation ownership business and deliver value to our new shareholders. We’ll have a new corporate name to complement our new future but the names of our industry-leading brands, Marriott Vacation Club, The Ritz-Carlton Destination Club, and Grand Residences by Marriott, and our focus on delivering outstanding vacation experiences to our over 400,000 owners, won’t change.”

Marriott International expects to release its second quarter earnings report on Wednesday, July 13, 2011 at approximately 5:00 p.m. Eastern Time (ET), with an earnings conference call for the investment community on Thursday, July 14, 2011 at 10:00 a.m. ET. Mr. Weisz and John Geller, Marriott Vacations Worldwide executive vice president and chief financial officer, will join Arne Sorenson, Marriott International president and chief operating officer, and Carl Berquist, Marriott International executive vice president and chief financial officer, in discussing business trends and outlook.

The initial Form 10 includes historical Combined Financial Statements for Marriott Vacations Worldwide (“Statements”). These Statements reflect allocations of certain general and administrative costs that were not included in Timeshare Segment Results as previously disclosed. The Statements do not reflect what the results of operations, financial position and cash flow would have been had Marriott Vacations Worldwide operated as an independent, publicly traded company during the periods presented. Nor do they reflect the impact of new and/or revised agreements Marriott Vacations Worldwide may enter into with Marriott International or other third parties, including, but not limited to, licensing fees payable to Marriott International, or the financing, operations and personnel needs of the business.

Pro-forma financial statements will be provided in later Form 10 filings.

Marriott International said it anticipates the receipt of an IRS private-letter tax ruling in September, confirming that the distribution of shares of Marriott Vacations Worldwide common stock will not result in the recognition, for U.S. federal income tax purposes, of income, gain or loss by Marriott International or Marriott International shareholders, except, in the case of Marriott International shareholders, for cash received in lieu of fractional shares.

Note on forward-looking statements: This press release contains “forward-looking statements” within the meaning of federal securities laws, including the information concerning possible or assumed future results of operations, business strategies, financing plans, potential growth opportunities, potential operating performance improvements, benefits resulting from the separation of Marriott International and Marriott Vacations Worldwide, and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including changes in market conditions; unanticipated developments that prevent, delay, alter the terms of, or otherwise negatively affect the planned spin-off of our Timeshare segment, and other risk factors that Marriott Vacations Worldwide Corporation identifies in its Form 10 registration statement or that we identify in our most recent quarterly report on Form 10-Q. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of June 28, 2011. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MARRIOTT INTERNATIONAL, INC. (NYSE:MAR) is a leading lodging company with more than 3,600 lodging properties in 71 countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, EDITION, Autograph Collection, Renaissance, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn & Suites, SpringHill Suites and Bulgari brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club, The Ritz-Carlton Destination Club, and Grand Residences by Marriott brands; licenses and manages whole-ownership residential brands, including The Ritz-Carlton Residences, JW Marriott Residences and Marriott Residences; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. The company is headquartered in Bethesda, Maryland, USA, and had approximately 129,000 employees at 2010 year-end. It is ranked by FORTUNE as the lodging industry’s most admired company and one of the best companies to work for. In fiscal year 2010, Marriott International reported sales from continuing operations of nearly $12 billion. For more information or reservations, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

IRPR #1